Exhibit 10.2

AMENDMENT TO PROMISSORY NOTE

This AMENDMENT TO PROMISSORY NOTE (the “Amendment”) is dated effective as of January 15, 2025 (the “Amendment Effective Date”), by and between EzFill Holdings, Inc., a Delaware Corporation (the “Company”) and Gad International Ltd. a New York Corporation (“Gad” and together with the Company, the “Parties”).

WHEREAS, the Company and Gad entered into and executed a Promissory Note, dated as of, December 26, 2024 (the “Note”); and

WHEREAS, the Company and Gad would like to amend the Note to change certain terms to the Note.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1. Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

2. Capitalized Terms. All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Note, except as otherwise specifically set forth herein.

3. Conflicts. In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the Note, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

4. Amendment to Note.

The following language shall be added to Section 4.8: The Parties acknowledge that no shares of the Company can be issued without the Company first receiving shareholder approval. The Company has commenced the process of obtaining shareholder approval and once the shareholder approval process is completed and the Company is authorized to issue the shares, the Company will issue the shares. The Company shall take no action to impair, hinder or impede either the approval process or the issuance of the shares in the event they become owed to Lender.

5. Effect on Note. Except as expressly amended by this Amendment, all of the terms and provisions of the Note shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

GAD INTERNATIONAL LTD

By:	/s/ Michael Gad
Name:	IMG Investments, LLC
Title:	President

EZFILL HOLDINGS, INC.

By:	/s/ Yehuda Levy
Name:	Yehuda Levy
Title:	Interim Chief Executive Officer

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